EXHIBIT 99.1

Linde Reports Full-Year and Fourth-Quarter 2024 Results

Full-Year Highlights

➢	Sales $33.0 billion, flat YoY, underlying sales up 2%
➢	Operating profit $8.6 billion; adjusted operating profit $9.7 billion, up 7%
➢	Operating profit margin 26.2%; adjusted operating profit margin 29.5%, up 190 basis points versus prior year
➢	EPS $13.62 up 8%; adjusted EPS $15.51, up 9% or 10% ex FX
➢	Returned $7.1 billion to shareholders through dividends and share repurchases
➢	Total project backlog of $10.4 billion

Fourth-Quarter Highlights

➢	Sales $8.3 billion, flat YoY, underlying sales up 2%
➢	Operating profit $2.3 billion, adjusted operating profit $2.5 billion, up 9%
➢	Operating profit margin 27.4%; adjusted operating profit margin 29.9%, YoY up 250 basis points
➢	EPS $3.60, up 14%; adjusted EPS $3.97, up 11% or 13% ex FX

2025 Guidance

➢	First-quarter 2025 adjusted EPS guidance $3.85 - $3.95, represents 7%-9% growth ex. FX
➢	Full-year 2025 adjusted EPS guidance $16.15 - $16.55, represents 8%-11% growth ex. FX

Woking, UK, February 6, 2025 – Linde plc (Nasdaq: LIN) today reported fourth-quarter 2024 net income of $1,725 million and diluted earnings per share of $3.60, up 12% and 14% respectively.  Excluding Linde AG purchase accounting impacts and other charges, adjusted net income was $1,899 million, up 8% versus prior year.  Adjusted earnings per share was $3.97, 11% above prior year or 13% when excluding currency translation impact.

Linde’s sales for the fourth quarter were $8,282 million, flat versus prior year or 2% above when excluding negative currency impact.  Compared to prior year, underlying sales increased 2% from price attainment and stable volumes.

Fourth-quarter operating profit was $2,270 million.  Adjusted operating profit of $2,480 million was up 9% versus prior year led by higher price and continued productivity initiatives across all segments.  Adjusted operating profit margin of 29.9% was 250 basis points above prior year.

Fourth-quarter operating cash flow of $2,809 million increased 3% versus prior year.  After capital expenditures of $1,250 million, free cash flow was $1,559 million.  During the quarter, the company returned $1,990 million to shareholders through dividends and stock repurchases, net of issuances.

For full-year 2024, sales were $33.0 billion, flat versus 2023.  Compared to prior year, underlying sales increased 2% from 2% price attainment and stable volumes.  Operating profit was $8.6 billion and adjusted operating profit was $9.7 billion, 7% above prior year.  Adjusted operating profit margin was 29.5% of sales, 190 basis points higher than 2023.  Diluted earnings per share was $13.62 and adjusted diluted earnings per share was $15.51, up 9% versus prior year or 10% when excluding currency translation impact.

In 2024, Linde generated strong operating cash flow of $9.4 billion.  The company invested $4.5 billion in capital expenditures and returned $7.1 billion to shareholders in the form of dividends and share buybacks, net of issuances.

Commenting on the financial results and business outlook, Chief Executive Officer Sanjiv Lamba said, “In 2024, the Linde team once again delivered industry leading results, including a 25.9% ROC, 29.5% operating margin and an EPS growth of 10% excluding currency.  The results were delivered despite the challenging environment, reflecting the resiliency of our model and the exceptional execution by our employees.  We also made significant progress in our clean energy strategy, signing our largest ever product supply agreement with a high-quality customer, supporting the $10 billion project backlog which will contribute to earnings growth for years to come.”

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Lamba continued, “As anticipated, global macro conditions have continued to weaken, especially foreign currency translation.  Regardless, I’m confident that with our disciplined capital allocation and focused management actions Linde will continue to deliver shareholder value.”

For the full year 2025, the company expects adjusted diluted earnings per share to be in the range of $16.15 to $16.55, up 4% to 7% versus prior year or 8% to 11% when excluding estimated currency headwinds.  Full-year capital expenditures are expected to range between $5 billion and $5.5 billion to support operating and growth requirements, including the contractual sale of gas backlog.  For the first quarter 2025, adjusted earnings per share is expected to be in the range of $3.85 to $3.95, 3% to 5% above prior-year quarter or 7% to 9% when excluding 4% assumed unfavorable currency.

Fourth-Quarter 2024 Results by Segment

Americas sales of $3,609 million grew 1% versus prior-year quarter.  Compared with fourth quarter 2023, underlying sales increased 3% driven by 2% higher pricing and 1% volumes, primarily in the manufacturing, electronics and food & beverage end markets.  Operating profit of $1,150 million was 31.9% of sales, 190 basis points above prior year.

APAC (Asia Pacific) sales of $1,668 million were 2% above prior year.  Compared to prior year, underlying sales grew 1% driven by project start-up volumes, primarily in the electronics end market.  Operating profit of $500 million was 30.0% of sales, 240 basis points above prior year.

EMEA (Europe, Middle East & Africa) sales of $2,059 million were down 2% versus prior year.  Compared with fourth-quarter 2023, underlying sales grew 1%, driven by 3% higher pricing partially offset by 2% lower volumes.  Volumes were lower versus prior year, mainly in manufacturing and chemicals and energy end markets.  Operating profit of $686 million was 33.3% of sales, 400 basis points above prior year.

Linde Engineering sales were $628 million, 5% below prior year, and operating profit was $106 million or 16.9% of sales.  Order intake for the quarter was $880 million and third-party sale of equipment backlog was $3.3 billion.

Earnings Call

A teleconference on Linde’s fourth-quarter 2024 results is being held today at 9:00 am EST.

Live conference call	US Toll-Free Dial-In Number: 1 888 770 7292 UK Toll-Free Dial-In Number: 0800 358 0970 Access code: 6877110
Live webcast (listen-only)	https://investors.linde.com/events-presentations

Materials to be used in the teleconference are also available on the website.

About Linde

Linde is a leading global industrial gases and engineering company with 2024 sales of $33 billion.  We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain, decarbonize and protect our planet.

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The company serves a variety of end markets such as chemicals & energy, food & beverage, electronics, healthcare, manufacturing, metals and mining.  Linde's industrial gases and technologies are used in countless applications including production of clean hydrogen and carbon capture systems critical to the energy transition, life-saving medical oxygen and high-purity & specialty gases for electronics.  Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

Adjusted amounts, free cash flow and return on capital are non-GAAP measures.  See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2025. This is a non-GAAP financial measure that represents diluted earnings per share (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics such as COVID-19, and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause future results or circumstances to differ materially from adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A. Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 28, 2024, which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON GAAP MEASURES AND RECONCILIATIONS" starting on page 9 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Net Income		Diluted EPS	
Quarter Ended December 31,	2024	2023	2024	2023	2024	2023	2024	2023
Reported GAAP Amounts	$ 8,282	$ 8,302	$ 2,270	$ 2,028	$ 1,725	$ 1,543	$ 3.60	$ 3.16
Cost reduction program and other charges (a)	—	—	—	(2)	(10)	(4)	(0.02)	(0.01)
Purchase accounting impacts - Linde AG (b)	—	—	210	246	181	211	0.38	0.43
Pension settlement charges (c)	—	—	—	—	3	3	0.01	0.01
Total adjustments	—	—	210	244	174	210	0.37	0.43
Adjusted amounts	$ 8,282	$ 8,302	$ 2,480	$ 2,272	$ 1,899	$ 1,753	$ 3.97	$ 3.59

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Net Income		Diluted EPS	
Year to Date December 31,	2024	2023	2024	2023	2024	2023	2024	2023
Reported GAAP Amounts	$ 33,005	$ 32,854	$ 8,635	$ 8,024	$ 6,565	$ 6,199	$ 13.62	$ 12.59
Cost reduction program and other charges (a)	—	—	145	40	125	(41)	0.26	(0.08)
Purchase accounting impacts - Linde AG (b)	—	—	940	1,006	777	818	1.61	1.66
Pension settlement charges (c)	—	—	—	—	8	13	0.02	0.03
Total adjustments	—	—	1,085	1,046	910	790	1.89	1.61
Adjusted amounts	$ 33,005	$ 32,854	$ 9,720	$ 9,070	$ 7,475	$ 6,989	$ 15.51	$ 14.20

(a) 2024 year-to-date charges include severance of $165 million, other cost reduction charges of $23 million, and other benefit of $43 million related to a divestiture in APAC. 2023 year-to-date charges related primarily to severance and delist charges, which were offset by a tax settlement.

(b) To adjust for purchase accounting impacts related to the merger.

(c) To adjust for pension settlement charges.

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LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

(Millions of dollars, except per share data)	Quarter Ended December 31, 2024	Quarter Ended December 31, 2023	Year to Date December 31, 2024	Year to Date December 31, 2023
Sales	$ 8,282	$ 8,302	$ 33,005	$ 32,854
Cost of sales	4,320	4,431	17,143	17,492
Selling, general and administrative	814	832	3,337	3,295
Depreciation and amortization	913	949	3,780	3,816
Research and development	39	39	150	146
Cost reduction program and other charges	—	(2)	145	40
Other income (expense) - net	74	(25)	185	(41)
Operating Profit	2,270	2,028	8,635	8,024
Interest expense - net	53	71	256	200
Net pension and OPEB cost (benefit), excluding service cost	(46)	(39)	(190)	(164)
Income Before Income Taxes and Equity Investments	2,263	1,996	8,569	7,988
Income taxes	533	459	2,002	1,814
Income Before Equity Investments	1,730	1,537	6,567	6,174
Income from equity investments	39	39	170	167
Income (Including Noncontrolling Interests)	1,769	1,576	6,737	6,341
Less: noncontrolling interests	(44)	(33)	(172)	(142)
Net Income – Linde plc	$ 1,725	$ 1,543	$ 6,565	$ 6,199
Per Share Data – Linde plc Shareholders				
Basic earnings per share	$ 3.63	$ 3.19	$ 13.71	$ 12.70
Diluted earnings per share	$ 3.60	$ 3.16	$ 13.62	$ 12.59
Cash dividends per share	$ 1.39	$ 1.275	$ 5.56	$ 5.10
Weighted Average Shares Outstanding (000's):				
Basic shares outstanding (000's)	475,685	484,229	478,773	488,191
Diluted shares outstanding (000's)	478,877	488,249	482,092	492,290

Note: See page 9 for a reconciliation to adjusted amounts which are Non-GAAP.

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

(Millions of dollars)	December 31, 2024	December 31, 2023
Assets		
Cash and cash equivalents	$ 4,850	$ 4,664
Accounts receivable - net	4,622	4,718
Contract assets	263	196
Inventories	1,946	2,115
Prepaid and other current assets	1,264	927
Total Current Assets	12,945	12,620
Property, plant and equipment - net	24,775	24,552
Goodwill	25,937	26,751
Other intangibles - net	11,330	12,399
Other long-term assets	5,160	4,489
Total Assets	$ 80,147	$ 80,811
Liabilities and Equity		
Accounts payable	$ 2,507	$ 3,020
Short-term debt	4,223	4,713
Current portion of long-term debt	2,057	1,263
Contract liabilities	1,194	1,901
Other current liabilities	4,563	4,820
Total Current Liabilities	14,544	15,717
Long-term debt	15,343	13,397
Other long-term liabilities	10,772	10,602
Total Liabilities	$ 40,659	$ 39,716
Redeemable noncontrolling interests	13	13
Linde plc Shareholders' Equity		
Ordinary shares	1	1
Additional paid-in capital	39,603	39,812
Retained earnings	12,634	8,845
Accumulated other comprehensive income (loss)	(6,894)	(5,805)
Less: Treasury shares, at cost	(7,252)	(3,133)
Total Linde plc Shareholders' Equity	38,092	39,720
Noncontrolling interests	1,383	1,362
Total Equity	$ 39,475	$ 41,082
Total Liabilities and Equity	$ 80,147	$ 80,811

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Quarter Ended December 31,		Year to Date December 31,	
(Millions of dollars)	2024	2023	2024	2023
Operations				
Net income - Linde plc	$ 1,725	$ 1,543	$ 6,565	$ 6,199
Add: noncontrolling interests	44	33	172	142
Net income (including noncontrolling interests)	1,769	1,576	6,737	6,341
Adjustments to reconcile net income to net cash provided by operating activities:				
Cost reduction program and other charges (a)	(21)	(27)	31	(118)
Depreciation and amortization	913	949	3,780	3,816
Accounts receivable	38	83	(160)	(86)
Contract assets and liabilities, net	(99)	(164)	(409)	(168)
Inventory	24	(2)	56	(127)
Payables and accruals	101	100	(277)	(168)
Pension contributions	(6)	(11)	(35)	(46)
Deferred income taxes and other	90	223	(300)	(139)
Net cash provided by (used for) operating activities	2,809	2,727	9,423	9,305
Investing				
Capital expenditures	(1,250)	(1,151)	(4,497)	(3,787)
Acquisitions, net of cash acquired	(142)	(111)	(317)	(953)
Divestitures, net of cash divested and asset sales	16	36	170	70
Net cash provided by (used for) investing activities	(1,376)	(1,226)	(4,644)	(4,670)
Financing				
Debt increase (decrease) - net	539	833	3,167	1,060
Issuances of ordinary shares	3	8	31	33
Purchases of ordinary shares	(1,334)	(1,033)	(4,482)	(3,958)
Cash dividends - Linde plc shareholders	(659)	(616)	(2,655)	(2,482)
Noncontrolling interest transactions and other	(159)	28	(420)	(53)
Net cash provided by (used for) financing activities	(1,610)	(780)	(4,359)	(5,400)
Effect of exchange rate changes on cash and cash equivalents	(160)	49	(234)	(7)
Change in cash and cash equivalents	(337)	770	186	(772)
Cash and cash equivalents, beginning-of-period	5,187	3,894	4,664	5,436
Cash and cash equivalents, end-of-period	$ 4,850	$ 4,664	$ 4,850	$ 4,664

(a) There were no charges for the quarter ended December 31, 2024 and a benefit of $2 million for the quarter ended December 31, 2023, and charges of $145 million and $40 million for the twelve months ended December 31, 2024 and 2023, respectively. Related cash outflows were $21 million and $25 million for the quarters ended December 31, 2024 and 2023, respectively, and $114 million and $158 million for the twelve months ended December 31, 2024 and 2023, respectively.

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LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

(Millions of dollars)	Quarter Ended December 31, 2024	Quarter Ended December 31, 2023	Year to Date December 31, 2024	Year to Date December 31, 2023
Sales				
Americas	$ 3,609	$ 3,583	$ 14,442	$ 14,304
EMEA	2,059	2,100	8,352	8,542
APAC	1,668	1,639	6,632	6,559
Engineering	628	658	2,322	2,160
Other	318	322	1,257	1,289
Total segment sales	$ 8,282	$ 8,302	$ 33,005	$ 32,854
Operating Profit				
Americas	$ 1,150	$ 1,075	$ 4,550	$ 4,244
EMEA	686	615	2,780	2,486
APAC	500	452	1,918	1,806
Engineering	106	119	410	491
Other	38	11	62	43
Segment operating profit	2,480	2,272	9,720	9,070
Cost reduction program and other charges	—	2	(145)	(40)
Purchase accounting impacts - Linde AG	(210)	(246)	(940)	(1,006)
Total operating profit	$ 2,270	$ 2,028	$ 8,635	$ 8,024

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors' understanding of the company's financial information by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2024					2023				
(Millions of dollars)	Year to Date December 31,	Q4	Q3	Q2	Q1	Year to Date December 31,	Q4	Q3	Q2	Q1
Adjusted Operating Profit and Operating Margin										
Reported operating profit	$ 8,635	$2,270	$2,086	$2,184	$2,095	$ 8,024	$2,028	$2,052	$2,011	$1,933
Add: Cost reduction program and other charges	145	—	145	—	—	40	(2)	2	22	18
Add: Purchase accounting impacts - Linde AG (c)	940	210	246	238	246	1,006	246	252	253	255
Total adjustments	1,085	210	391	238	246	1,046	244	254	275	273
Adjusted operating profit	$ 9,720	$2,480	$2,477	$2,422	$2,341	$ 9,070	$2,272	$2,306	$2,286	$2,206
Reported percentage change	8 %	12 %	2 %	9 %	8 %					
Adjusted percentage change	7 %	9 %	7 %	6 %	6 %					
Reported sales	$ 33,005	$8,282	$8,356	$8,267	$8,100	$ 32,854	$8,302	$8,155	$8,204	$8,193
Reported operating margin	26.2 %	27.4 %	25.0 %	26.4 %	25.9 %	24.4 %	24.4 %	25.2 %	24.5 %	23.6 %
Adjusted operating margin	29.5 %	29.9 %	29.6 %	29.3 %	28.9 %	27.6 %	27.4 %	28.3 %	27.9 %	26.9 %
Adjusted Depreciation and amortization										
Reported depreciation and amortization	$ 3,780	$ 913	$ 960	$ 958	$ 949	$ 3,816	$ 949	$ 959	$ 960	$ 948
Less: Purchase accounting impacts - Linde AG (c)	(923)	(206)	(240)	(237)	(240)	(991)	(241)	(249)	(251)	(250)
Adjusted depreciation and amortization	$ 2,857	$ 707	$ 720	$ 721	$ 709	$ 2,825	$ 708	$ 710	$ 709	$ 698
Adjusted Other Income (Expense) - net										
Reported Other Income (Expense) - net	$ 185	$ 74	$ 51	$ 2	$ 58	$ (41)	$ (25)	$ 16	$ (27)	$ (5)
Add: Purchase accounting impacts - Linde AG (c)	(17)	(4)	(6)	(1)	(6)	(15)	(5)	(3)	(2)	(5)
Adjusted Other Income (Expense) - net	$ 202	$ 78	$ 57	$ 3	$ 64	$ (26)	$ (20)	$ 19	$ (25)	$ —
Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost										
Reported net pension and OPEB cost (benefit), excluding service cost	$ (190)	$ (46)	$ (45)	$ (49)	$ (50)	$ (164)	$ (39)	$ (35)	$ (45)	$ (45)
Add: Pension settlement charges	(10)	(4)	(6)	—	—	(16)	(4)	(12)	—	—
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$ (200)	$ (50)	$ (51)	$ (49)	$ (50)	$ (180)	$ (43)	$ (47)	$ (45)	$ (45)
Adjusted Interest Expense - Net										
Reported interest expense - net	$ 256	$ 53	$ 68	$ 70	$ 65	$ 200	$ 71	$ 40	$ 52	$ 37
Add: Purchase accounting impacts - Linde AG (c)	3	—	—	1	2	16	1	2	4	9
Adjusted interest expense - net	$ 259	$ 53	$ 68	$ 71	$ 67	$ 216	$ 72	$ 42	$ 56	$ 46

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	2024					2023				
(Millions of dollars)	Year to Date December 31,	Q4	Q3	Q2	Q1	Year to Date December 31,	Q4	Q3	Q2	Q1
Adjusted Income Taxes (a)										
Reported income taxes	$ 2,002	$ 533	$ 498	$ 508	$ 463	$ 1,814	$ 459	$ 487	$ 438	$ 430
Add: Purchase accounting impacts - Linde AG (c)	220	44	60	56	60	232	49	59	67	57
Add: Pension settlement charges	2	1	1	—	—	3	1	2	—	—
Add: Cost reduction program and other charges	36	10	21	—	5	81	2	—	34	45
Total adjustments	258	55	82	56	65	316	52	61	101	102
Adjusted income taxes	$ 2,260	$ 588	$ 580	$ 564	$ 528	$ 2,130	$ 511	$ 548	$ 539	$ 532
Adjusted Effective Tax Rate (a)										
Reported income before income taxes and equity investments	$ 8,569	$2,263	$2,063	$2,163	$2,080	$ 7,988	$1,996	$2,047	$2,004	$1,941
Add: Pension settlement charge	10	4	6	—	—	16	4	12	—	—
Add: Purchase accounting impacts - Linde AG (c)	937	210	246	237	244	990	245	250	249	246
Add: Cost reduction program and other charges	145	—	145	—	—	40	(2)	2	22	18
Total adjustments	1,092	214	397	237	244	1,046	247	264	271	264
Adjusted income before income taxes and equity investments	$ 9,661	$2,477	$2,460	$2,400	$2,324	$ 9,034	$2,243	$2,311	$2,275	$2,205
Reported Income taxes	$ 2,002	$ 533	$ 498	$ 508	$ 463	$ 1,814	$ 459	$ 487	$ 438	$ 430
Reported effective tax rate	23.4%	23.6%	24.1%	23.5%	22.3%	22.7%	23.0%	23.8%	21.9%	22.2%
Adjusted income taxes	$ 2,260	$ 588	$ 580	$ 564	$ 528	$ 2,130	$ 511	$ 548	$ 539	$ 532
Adjusted effective tax rate	23.4%	23.7%	23.6%	23.5%	22.7%	23.6%	22.8%	23.7%	23.7%	24.1%
Income from Equity Investments										
Reported income from equity investments	$ 170	$ 39	$ 38	$ 45	$ 48	$ 167	$ 39	$ 41	$ 46	$ 41
Add: Purchase accounting impacts - Linde AG (c)	72	18	18	18	18	72	18	18	18	18
Adjusted income from equity investments	$ 242	$ 57	$ 56	$ 63	$ 66	$ 239	$ 57	$ 59	$ 64	$ 59
Adjusted Noncontrolling Interests										
Reported noncontrolling interests	$ (172)	$ (44)	$ (53)	$ (37)	$ (38)	$ (142)	$ (33)	$ (36)	$ (37)	$ (36)
Add: Purchase accounting impacts - Linde AG (c)	(12)	(3)	(3)	(3)	(3)	(12)	(3)	(3)	(3)	(3)
Add: Cost reduction program and other charges	16	—	16	—	—	—	—	—	—	—
Total adjustments	4	(3)	13	(3)	(3)	(12)	(3)	(3)	(3)	(3)
Adjusted noncontrolling interests	$ (168)	$ (47)	$ (40)	$ (40)	$ (41)	$ (154)	$ (36)	$ (39)	$ (40)	$ (39)
Adjusted Net Income - Linde plc (b)										
Reported net income	$ 6,565	$1,725	$1,550	$1,663	$1,627	$ 6,199	$1,543	$1,565	$1,575	$1,516
Add: Pension settlement charge	8	3	5	—	—	13	3	10	—	—
Add: Cost reduction program and other charges	125	(10)	140	—	(5)	(41)	(4)	2	(12)	(27)
Add: Purchase accounting impacts - Linde AG (c)	777	181	201	196	199	818	211	206	197	204
Total adjustments	910	174	346	196	194	790	210	218	185	177
Adjusted net income - Linde plc	$ 7,475	$1,899	$1,896	$1,859	$1,821	$ 6,989	$1,753	$1,783	$1,760	$1,693

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(Millions of dollars)	2024 Year to Date December 31,	2024 Q4	2024 Q3	2024 Q2	2024 Q1	2023 Year to Date December 31,	2023 Q4	2023 Q3	2023 Q2	2023 Q1
Adjusted Diluted EPS (b)										
Reported diluted EPS	$ 13.62	$3.60	$3.22	$3.44	$3.35	$ 12.59	$3.16	$3.19	$3.19	$3.06
Add: Pension settlement charge	0.02	0.01	0.01	—	—	0.03	0.01	0.02	—	—
Add: Cost reduction program and other charges	0.26	(0.02)	0.29	—	(0.01)	(0.08)	(0.01)	—	(0.02)	(0.05)
Add: Purchase accounting impacts - Linde AG (c)	1.61	0.38	0.42	0.41	0.41	1.66	0.43	0.42	0.40	0.41
Total adjustments	1.89	0.37	0.72	0.41	0.40	1.61	0.43	0.44	0.38	0.36
Adjusted diluted EPS	$ 15.51	$3.97	$3.94	$3.85	$3.75	$ 14.20	$3.59	$3.63	$3.57	$3.42
Reported percentage change	8 %	14 %	1 %	8 %	9 %					
Adjusted percentage change	9 %	11 %	9 %	8 %	10 %					

Adjusted Diluted EPS Guidance (d)	First Quarter 2025 Low End	First Quarter 2025 High End	Full Year 2025 Low End	Full Year 2025 High End
2025 Adjusted Guidance	$ 3.85	$ 3.95	$ 16.15	$16.55
Adjusted percentage changes versus 2024 adjusted diluted EPS	3 %	5 %	4 %	7 %
Add: Estimated currency headwind/(tailwind)	4 %	4 %	4 %	4 %
Adjusted percentage change excluding currency	7 %	9 %	8 %	11 %

(Millions of dollars)	2024 Year to Date December 31,	2024 Q4	2024 Q3	2024 Q2	2024 Q1	2023 Year to Date December 31,	2023 Q4	2023 Q3	2023 Q2	2023 Q1
Adjusted EBITDA and % of Sales										
Net Income - Linde plc	$ 6,565	$1,725	$1,550	$1,663	$1,627	$ 6,199	$1,543	$1,565	$1,575	$1,516
Add: Noncontrolling interests	172	44	53	37	38	142	33	36	37	36
Add: Net pension and OPEB cost (benefit), excluding service cost	(190)	(46)	(45)	(49)	(50)	(164)	(39)	(35)	(45)	(45)
Add: Interest expense	256	53	68	70	65	200	71	40	52	37
Add: Income taxes	2,002	533	498	508	463	1,814	459	487	438	430
Add: Depreciation and amortization	3,780	913	960	958	949	3,816	949	959	960	948
EBITDA	12,585	3,222	3,084	3,187	3,092	12,007	3,016	3,052	3,017	2,922
Add: Cost reduction program and other charges	145	—	145	—	—	40	(2)	2	22	18
Add: Purchase accounting impacts - Linde AG (c)	89	22	24	19	24	86	23	20	20	23
Total adjustments	234	22	169	19	24	126	21	22	42	41
Adjusted EBITDA	$ 12,819	$3,244	$3,253	$3,206	$3,116	$ 12,133	$3,037	$3,074	$3,059	$2,963
Reported sales	$ 33,005	$8,282	$8,356	$8,267	$8,100	$ 32,854	$8,302	$8,155	$8,204	$8,193
% of sales										
EBITDA	38.1%	38.9%	36.9%	38.6%	38.2%	36.5%	36.3%	37.4%	36.8%	35.7%
Adjusted EBITDA as a % of Sales	38.8%	39.2%	38.9%	38.8%	38.5%	36.9%	36.6%	37.7%	37.3%	36.2%

(a) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(b) Net of income taxes which are shown separately in "Adjusted Income Taxes and Effective Tax Rate".

(c) The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the 2018 business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is

Page 9 of 10 cont'd

important to investors and analysts to understand the purchase accounting impacts to the financial statements.
A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:
Adjusted Operating Profit and Margin: The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).
Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.
Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.
Adjusted Noncontrolling Interests: Represents the noncontrolling interests' ownership portion of the adjustments described above determined on an entity by entity basis.

Page 10 of 10

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(UNAUDITED)

	2024				2023			
(Millions of dollars)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Operating Cash Flow	$ 2,809	$ 2,731	$ 1,929	$ 1,954	$ 2,727	$ 2,520	$ 2,150	$ 1,908
Less: Capital Expenditures	(1,250)	(1,066)	(1,133)	(1,048)	(1,151)	(948)	(859)	(829)
Free Cash Flow	$ 1,559	$ 1,665	$ 796	$ 906	$ 1,576	$ 1,572	$ 1,291	$ 1,079

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Debt	$21,623	$22,262	$21,518	$20,319	$19,373	$18,003	$17,490	$18,777
Less: Cash and cash equivalents	(4,850)	(5,187)	(4,626)	(4,848)	(4,664)	(3,894)	(3,357)	(4,962)
Net debt	16,773	17,075	16,892	15,471	14,709	14,109	14,133	13,815
Less: Purchase accounting impacts - Linde AG	(4)	(4)	(4)	(5)	(7)	(8)	(10)	(13)
Adjusted net debt	$16,769	$17,071	$16,888	$15,466	$14,702	$14,101	$14,123	$13,802

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders' equity).

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Reported net income - Linde plc	$ 1,725	$ 1,550	$ 1,663	$ 1,627	$ 1,543	$ 1,565	$ 1,575	$ 1,516
Add: noncontrolling interests	44	53	37	38	33	36	37	36
Add: interest expense - net	53	68	70	65	71	40	52	37
Less: tax benefit on interest expense - net *	(13)	(16)	(17)	(16)	(16)	(12)	(12)	(9)
Reported NOPAT	$ 1,809	$ 1,655	$ 1,753	$ 1,714	$ 1,631	$ 1,629	$ 1,652	$ 1,580
Adjusted net income - Linde plc	$ 1,899	$ 1,896	$ 1,859	$ 1,821	$ 1,753	$ 1,783	$ 1,760	$ 1,693
Add: adjusted noncontrolling interests	47	40	40	41	36	39	40	39
Add: adjusted interest expense - net	53	68	71	67	72	42	56	46
Less: tax benefit on interest expense - net *	(13)	(16)	(17)	(17)	(16)	(13)	(13)	(11)
Adjusted NOPAT	$ 1,986	$ 1,988	$ 1,953	$ 1,912	$ 1,844	$ 1,851	$ 1,843	$ 1,767

*Tax benefit on interest expense - net is generally presented using the reported effective rate.

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
4-quarter trailing reported NOPAT	$ 6,931	$ 6,753	$ 6,727	$ 6,626	$ 6,492	$ 6,246	$ 5,930	$ 4,692
4-quarter trailing adjusted NOPAT	$ 7,839	$ 7,697	$ 7,560	$ 7,450	$ 7,305	$ 7,101	$ 6,863	$ 6,638

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(Millions of dollars)	2024 Q4	2024 Q3	2024 Q2	2024 Q1	2023 Q4	2023 Q3	2023 Q2	2023 Q1
Equity and redeemable noncontrolling interests:								
Redeemable noncontrolling interests	$ 13	$ 13	$ 13	$ 13	$ 13	$ 13	$ 13	$ 13
Linde plc shareholders' equity	38,092	39,173	38,179	38,829	39,720	38,898	39,911	39,970
Noncontrolling interests	1,383	1,417	1,359	1,387	1,362	1,327	1,324	1,353
Total equity and redeemable noncontrolling interests	$39,488	$40,603	$39,551	$40,229	$41,095	$40,238	$41,248	$41,336
Reported capital	$56,261	$57,678	$56,443	$55,700	$55,804	$54,347	$55,381	$55,151
Total equity and redeemable noncontrolling interests	$39,488	$40,603	$39,551	$40,229	$41,095	$40,238	$41,248	$41,336
Add: Adjusted net debt	16,769	17,071	16,888	15,466	14,702	14,101	14,123	13,802
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256	24,256	24,256	24,256
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$30,133	$31,550	$30,315	$29,571	$29,673	$28,215	$29,247	$29,014

(a) Represent opening balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

	2024 Q4	2024 Q3	2024 Q2	2024 Q1	2023 Q4	2023 Q3	2023 Q2	2023 Q1
Ending capital (see above)	$56,261	$57,678	$56,443	$55,700	$55,804	$54,347	$55,381	$55,151
5-quarter average ending capital	$56,377	$55,994	$55,535	$55,277	$54,910	$53,853	$53,669	$53,869
Ending adjusted capital (see above)	$30,133	$31,550	$30,315	$29,571	$29,673	$28,215	$29,247	$29,014
5-quarter average ending adjusted capital	$30,248	$29,865	$29,404	$29,144	$28,774	$27,713	$27,523	$27,715
After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	12.3 %	12.1 %	12.1 %	12.0 %	11.8 %	11.6 %	11.0 %	8.7 %
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	25.9 %	25.8 %	25.7 %	25.6 %	25.4 %	25.6 %	24.9 %	24.0 %